Exhibit 4.1
Execution Version
UAL CORPORATION
as Issuer
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee
INDENTURE
Dated as of October 7, 2009
6.0% Convertible Senior Notes due 2029

Table Showing Reflection in Indenture of Certain Provisions
of Trust Indenture Act of 1939,
as amended by the Trust Indenture Reform Act of 1990*
Reflected in Indenture

Trust Indenture
Act Section		Indenture Section
310	(a) (1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A
312	(a)	2.07
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A
	(b)(2)	7.06
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.02; 4.03; 12.02
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	6.09; 12.02
	(c)	7.01
	(d)	7.01
	(e)	6.10
316	(a)	2.09
	(a)(1)(A)	6.08
	(a)(1)(B)	6.08
	(a)(2)	N.A.
	(b)	6.05

Trust Indenture
Act Section		Indenture Section
	(c)	2.14
317	(a)(1)	6.03
	(a)(2)	6.03
	(b)	2.05
318	(a)	12.01
	(b)	N.A.
	(c)	12.01
N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

i

     INDENTURE dated as of October 7, 2009, between UAL CORPORATION, a Delaware corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).
     This Indenture supplements and, except with respect to the provisions therein required by the Trust Indenture Act, to the extent inconsistent therewith, amends and restates the form of indenture attached as Exhibit 4.5 to the Company’s registration statement on Form S-3 filed with the SEC on December 1, 2008.
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the securities issued under this Indenture (the “Notes”):
ARTICLE 1
Definitions and Incorporation by Reference
     Section 1.01. Definitions.
     “Additional Interest” means all amounts, if any, payable pursuant to Section 6.07.
     “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of the board of directors of the Company.
     “Business Day” means any day that is not a Legal Holiday.

     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.
     “Close of Business” means 5:00 p.m. (New York City time).
     “Closing Date” means the date of this Indenture.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
     “Common Stock” means, subject to Section 10.06(b), shares of common stock of the Company, par value $0.01 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” has the meaning set forth in the recitals hereto.
     “Company Notice” has the meaning set forth in Section 11.01(b).
     “Conversion Agent” has the meaning specified in Section 10.08.
     “Conversion Date” has the meaning specified in Section 10.02(c).
     “Conversion Obligation” has the meaning specified in Section 10.01(a).
     “Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.
     “Conversion Rate” has the meaning specified in Section 10.01(a).

     “Corporate Trust Office of the Trustee” means the office of the Trustee at which this Indenture shall be principally administered, which office shall initially be located at the address of the Trustee specified in Section 12.02 and for purposes of Sections 2.02 and 2.05, such office shall also mean the office or agency of the Trustee located at 101 Barclay Street, New York, NY 10286, Attention: Bond Operations-7E, and may be located at such other address as the Trustee may give notice to the Company and the Holders or such other address as a successor Trustee may designate from time to time by notice to the Company and the Holders.
     “Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor thereto, who shall initially be the Trustee.
     “Daily VWAP” for the Common Stock, in respect of any Trading Day, means the per share volume-weighted average price on The NASDAQ Global Select Market (or if the Common Stock is not then listed on such market, on the primary exchange or quotation system on which the Common Stock then trades or is quoted) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “UAUA.Q <equity> AQR” (or its equivalent successor page if such page is not available) in respect of the period from the scheduled opening of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day as determined using a volume-weighted average price method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). Daily VWAP shall be determined without regard to after hours trading or any other trading outside of the regular trading session.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Definitive Notes” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.12 hereof.
     “Depositary” means The Depositary Trust Company and its successors.
     “Designated Institution” has the meaning specified in Section 10.11.
     “Dollar” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.
     “Effective Date” has the meaning specified in Section 10.03(a).

     “Event of Default” has the meaning specified in Section 6.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Exchange Consideration” has the meaning specified in Section 10.11.
     “Ex-Dividend Date” means, with respect to any issuance, dividend or distribution in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property, the first date on which the shares of the Common Stock (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.
     “Expiration Date” has the meaning specified in Section 10.04(e).
     “Expiration Time” has the meaning specified in Section 10.04(e).
     “Fundamental Change” means the occurrence after the original issuance of the Notes of any of the following events:
     (a) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than the Company or its Subsidiaries files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;
     (b) consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of the Company pursuant to which all or substantially all of the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries (any such exchange, offer, consolidation, merger, transaction or series of transactions being referred to in this clause (b) as a “transaction” or an “event”); provided, however, that any such transaction or event where the holders of more than 50% of the outstanding shares of Common Stock immediately prior to such transaction or event, own, directly or indirectly, more than 50% of all classes of the Common Equity of the continuing or surviving person or transferee or the parent thereof immediately after such transaction or event shall not be a Fundamental Change;

     (c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
     (d) the Common Stock (or other common stock into which the Notes are then convertible) ceases to be listed on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market;
provided, however, in the case of a transaction or event described in clause (b) above, if (1) at least 90% of the consideration, excluding cash payments for fractional shares, in such transaction or event consists of shares of Publicly Traded Securities, and (2) as a result of such transaction or event the Notes become convertible into such Publicly Traded Securities and any other consideration received in connection with such transaction, excluding cash payments for fractional shares, such transaction or event shall not constitute a Fundamental Change; provided, further, if any transaction in which all of the Common Stock is replaced by the securities of another entity shall occur, following completion of any related Make-Whole Fundamental Change Period and any related Fundamental Change Repurchase Date, references to the Company solely for purposes of this definition shall instead apply to such other entity.
     For purposes of this definition, whether a “person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     “Fundamental Change Company Notice” has the meaning specified in Section 11.02(b).
     “Fundamental Change Expiration Time” has the meaning specified in Section 11.02(b)(x).
     “Fundamental Change Repurchase Date” has the meaning specified in Section 11.02(a).
     “Fundamental Change Repurchase Notice” has the meaning specified in Section 11.02(a)(i).
     “Fundamental Change Repurchase Price” has the meaning specified in Section 11.02(a).
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

     “Global Note” means a Note in global form registered in the name of the Depositary or its nominee.
     “Holder” or “Noteholder”, as applied to any Note, means any Person in whose name at the time a particular Note is registered on the Note Register.
     “Indenture” means this Indenture as amended or supplemented from time to time.
     “Interest Payment Date” means each April 15 and October 15 of each year, beginning on April 15, 2010; provided, however, that if any Interest Payment Date, the Stated Maturity or any earlier Redemption Date, Repurchase Date or Fundamental Change Repurchase Date falls on a date that is not a Business Day, such payment of interest (including Additional Interest, if any) (and principal in the case of the Stated Maturity or earlier Redemption Date, or to the extent paid in cash, Repurchase Date or Fundamental Change Repurchase Date) will be postponed until the next succeeding Business Day, and no interest or other amount will be paid as a result of such postponement.
     “Interest Record Date,” with respect to any Interest Payment Date, means the April 1 or October 1 (whether or not such day is a Business Day) immediately preceding the relevant Interest Payment Date, respectively.
     “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the primary exchange or quotation system on which the Common Stock then trades or is quoted. The Last Reported Sale Price shall be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a U.S. national securities exchange on the relevant date, then the “Last Reported Sale Price” of the Common Stock shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or similar organization. If the Common Stock is not so quoted, then the “Last Reported Sale Price” of the Common Stock shall be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose.
     “Legal Holiday” has the meaning specified in Section 12.08.
     “Make-Whole Conversion Rate Adjustment” has the meaning specified in Section 10.03(a).
     “Make-Whole Fundamental Change” means any transaction or event that occurs on or prior to October 15, 2014 and constitutes a Fundamental Change under clause (a) or (b) of the definition thereof (in the case of any Fundamental Change described in clause (b) of the definition thereof, determined without regard to the proviso in such clause (b) but subject to the provisos immediately following clause (d) of the definition of Fundamental Change).
     “Make-Whole Fundamental Change Period” has the meaning specified in Section 10.03(a).
     “Market Disruption Event” means (a) a failure by the primary exchange or quotation system on which the Common Stock then trades or is quoted, as the case may be, to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock, of an aggregate one-half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
     “Merger Event” has the meaning specified in Section 10.06.
     “Note” has the meaning specified in the Preamble.
     “Note Register” has the meaning specified in Section 2.05.
     “Notice of Conversion” has the meaning specified in Section 10.02(b).
     “Notice of Redemption” has the meaning specified in Section 3.03.
     “Officer” means the Chairman of the Board of Directors, the chief executive officer, the chief financial officer, the president, any vice president, the treasurer, the controller or the secretary of the Company.
     “Officers’ Certificate” means a certificate signed by two Officers of the Company, that meets the requirements of Section 12.04 hereof.
     “Open of Business” means 9:00 a.m. (New York City time).
     “Opinion of Counsel” means a written opinion from legal counsel, that meets the requirements of Section 12.04 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
     “Paying Agent” has the meaning specified in Section 2.05.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
     “Prospectus” means the prospectus dated December 1, 2008 as supplemented by the final prospectus supplement dated October 1, 2009 relating to the offering and sale of the Notes.
     “Publicly Traded Securities” means shares of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a transaction or event described in clause (b) of the definition of “Fundamental Change.”
     “Record Date” has the meaning specified in Section 10.04(f).
     “Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price” means the price at which the Notes may be redeemed, as set forth in Section 3.01.
     “Reference Property” has the meaning specified in Section 10.06(b).
     “Registrar” has the meaning specified in Section 2.05.
     “Repurchase Date” has the meaning specified in Section 11.02(a).
     “Repurchase Expiration Time” has the meaning specified in Section 11.01(b).
     “Repurchase Price” has the meaning specified in Section 11.01(a).
     “Repurchase Notice” has the meaning specified in Section 11.01(a).
     “Scheduled Trading Day” means any day that is scheduled to be a Trading Day. If the Common Stock is not so listed for trading or quotation on or by any exchange or quotation system, “Scheduled Trading Day” means a Business Day.

     “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Significant Subsidiary” means, at any time, any Subsidiary of the Company which would be a “Significant Subsidiary” at such time, as such term is defined in Regulation S-X promulgated by the SEC, as in effect on the Closing Date.
     “Spin-Off” has the meaning specified in Section 10.04(c).
     “Stated Maturity” means October 15, 2029.
     “Stock Price” means (a) in the case of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change in which holders of Common Stock receive solely cash consideration in connection with such Make-Whole Fundamental Change, the amount of cash paid per share of the Common Stock and (b) in the case of all other Make-Whole Fundamental Changes, the average of the Last Reported Sale Prices per share of Common Stock over the period of ten consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such ten consecutive Trading Day period.
     “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
     “Successor Company” has the meaning specified in Section 5.01(a).
     “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb) and the rules and regulations thereunder as in effect on the Closing Date.
     “Trading Day” means a day during which (a) trading in the Common Stock generally occurs on the primary exchange or quotation system on which

Common Stock then trades or is quoted and (b) there is no Market Disruption Event. If the Common Stock (or other security for which a Last Reported Sale Price or Daily VWAP must be determined) is not so traded or quoted, “Trading Day” means any Business Day.
     “Trigger Event” has the meaning specified in Section 10.04(c).
     “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
     “Trust Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Global Corporate Trust department (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer, trust officer or person performing similar functions to whom such matter is referred because of his or her knowledge of and familiarity of the particular subject.
     “Valuation Period” has the meaning specified in Section 10.04(c).
     “Weighted Average Consideration” has the meaning specified in Section 10.06(c)(iii).
     Section 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:
     “Commission” means the SEC.
     “indenture securities” means the Notes.
     “indenture security holder” means a Holder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the Notes means the Company, and any other obligor on the Notes.
     All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     Section 1.03. Rules of Construction. Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “or” is not exclusive;
     (d) “including” means including without limitation;
     (e) words in the singular include the plural and words in the plural include the singular; and
     (f) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.
ARTICLE 2
The Notes
     Section 2.01. Designation and Amount. The Notes shall be designated as the “6.0% Convertible Senior Notes due 2029.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $345,000,000, and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.08, Section 2.09, Section 2.12, Section 3.06, Section 9.04, Section 10.02, Section 11.01(h) and Section 11.02(h) hereof. The Company may, without the consent of the Noteholders, reopen the Notes and issue additional Notes under this Indenture with the same terms and with the same CUSIP number as the Notes previously issued in an unlimited aggregate principal amount, provided that no such additional Notes may be issued unless they will be fungible with the Notes for U.S. federal income tax purposes.
     Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this Indenture.
     Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary, any regulatory body or required to comply with any applicable law or regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
     A Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including any Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, as the case may be), accrued and unpaid interest and Additional Interest, if any, on a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
     The Company shall pay the principal and interest (including Additional Interest, if any) of any Definitive Notes at the office or agency of the Company maintained by the Company for such purposes in the Borough of Manhattan, New York City.
     The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Section 2.03. Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest (including Additional Interest, if any) on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the Close of Business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest (including Additional Interest, if any) payable on such Interest Payment Date.
     Interest on the Notes (other than Notes that are Global Notes), including Additional Interest, if any, will be payable (i) to Holders of the Notes having an aggregate principal amount of Notes of $5,000,000 or less, by check mailed to the Holders of these Notes at their address in the Note Register and (ii) to Holders having an aggregate principal amount of Notes in excess of $5,000,000, either by check mailed to each Holder at its address in the Note Register or, upon application by a Holder to the Registrar not later than the relevant Interest Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.
     Section 2.04. Execution and Authentication. One or more Officers of the Company shall sign the Notes on behalf of the Company by manual or facsimile signature. The Notes may be in facsimile form.
     If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.
     A Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee shall authenticate and deliver a Global Note for original issue in an aggregate face amount of up to $345,000,000 upon a written order of the Company signed by one Officer of the Company.
     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
     In authenticating the Notes, the Trustee shall receive, and subject to the Trust Indenture Act will be fully protected in relying upon, an Opinion of Counsel that this Indenture and such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity, and subject to customary assumptions), and that all conditions precedent in respect of the authentication and delivery by the Trustee of such Notes have been complied with.
     Section 2.05. Registrar and Paying Agent. The Company shall maintain, with respect to the Notes, at the place or places pursuant to Section 2.02, an office or agency where the Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where the Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register with respect to the Notes and of their transfer and exchange (the “Note Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrars. The Company hereby appoints the Trustee as Registrar and Paying Agent for the Notes and its agency in New York City as a place where Notes may be presented for payment or for registration of transfer or for exchange.
     The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any of its domestically organized Significant Subsidiaries may act as Paying Agent or Registrar.
     The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee without prior notice to the Holders of the Notes; provided, however, that no such removal shall become effective until (a) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor

Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (b) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (a) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Registrar or Paying Agent only if the Trustee also resigns as Trustee in accordance with Section 7.07.
     Section 2.06. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Notes, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Significant Subsidiaries) shall have no further liability for the money. If the Company or any of its Significant Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of any Notes all money held by it as Paying Agent.
     Section 2.07. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of the Notes.
     Section 2.08. Transfer and Exchange. Where the Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of the Notes, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by this Indenture if a holder requires any shares of Common Stock to be issued in a name other than such Holder’s name.
     Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Notes for the period beginning at the Open of

Business fifteen days immediately preceding the mailing of a Notice of Redemption and ending at the Close of Business on the day of such mailing or (b) to register the transfer of or exchange Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part, or any Notes surrendered for repurchase or conversion, except for any portion of the Notes not being redeemed, repurchased or converted, as the case may be.
     Section 2.09. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon their request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.
     Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 2.10. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.
     If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
     If the Paying Agent holds at the Stated Maturity of the Notes money sufficient to pay such Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.
     A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
     Section 2.11. Treasury Notes. In determining whether the Holders of the required principal amount of the Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver, the Notes owned by the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only the Notes that the Trustee knows are so owned shall be so disregarded.
     Section 2.12. Temporary Notes. Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate Definitive Notes in exchange for temporary Notes. Until so exchanged, temporary Notes shall have the same rights under this Indenture as the Definitive Notes.
     Section 2.13. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in accordance with its then existing procedures therefor (subject to the record retention requirement of the Exchange Act), and upon request shall deliver a certificate of such disposal to the Company, unless the Company otherwise directs. The Company may not issue new Notes to replace Notes that it has paid for or delivered to the Trustee for cancellation.

     Section 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. The Company shall fix the record date and payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Holder a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.
     Section 2.15. Global Notes.
     (a) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.08 of this Indenture and in addition thereto, any Global Note shall be exchangeable pursuant to Section 2.08 of this Indenture for Notes registered in the names of Holders other than the Depositary for such Note or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event or (ii) an Event of Default with respect to the Notes represented by such Global Note shall have occurred and be continuing. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Note with like tenor and terms.
     Except as provided in this Section 2.15(a), a Global Note may not be transferred except as a whole by the Depositary with respect to such Global Note to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.
     (b) Legend. Any Global Note issued hereunder shall bear a legend in substantially the following form:
     “THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER

STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”
     (c) Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.
     (d) Payments. Notwithstanding the other provisions of this Indenture, payment of the principal of and interest, and other amounts payable, if any, on any Global Note shall be made to the Holder thereof.
     (e) Consents, Declaration and Directions. Except as provided in Section 2.15(d), the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Notes represented by a Global Note as shall be specified in a written statement of the Depositary with respect to such Global Note, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.
     Section 2.16. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices issued under this Indenture, including but not limited to Notices of Redemption, as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any Notice of Redemption or other notice and that reliance may be placed only on the other elements of identification printed on the Notes, and any such redemption or effect of other such notice shall not be affected by any defect in or omission of such numbers.
ARTICLE 3
Redemption
     Section 3.01. Notices to Trustee. The Company may not redeem the Notes prior to October 15, 2014. On or after October 15, 2014 and prior to the Stated Maturity, the Company may redeem for cash all or part of the Notes, upon not less than 35 nor more than 60 calendar days’ notice before the Redemption Date to the Trustee, the Paying Agent and each Holder of Notes, at 100% of the principal amount of the Notes to be redeemed (the “Redemption Price”), plus any accrued and unpaid interest, including any Additional Interest, to, but excluding, the Redemption Date (unless the Redemption Date is after an Interest Record Date and on or prior to the Interest Payment Date to which it relates, in which case interest accrued to the Interest Payment Date shall be paid to Holders of the Notes as of such Interest Record Date and the price the Company is required to pay the Holder surrendering the Note for redemption shall be equal to the Redemption Price and shall not include any accrued and unpaid interest, including any Additional Interest). No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date.
     Section 3.02. Selection of Notes To Be Redeemed. If fewer than all of the outstanding Notes are to be redeemed and the Notes are Global Notes, the Notes shall be selected for redemption in accordance with the Depositary procedures. If the Notes are not Global Notes, then the Trustee shall select the Notes to be redeemed or purchased by lot, or on a pro rata basis or by another method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. If the Trustee selects a portion of the Notes for partial redemption and the Holder of such Notes converts a portion of such Notes, the converted portion shall be deemed to be from the portion selected for redemption. The Trustee shall make the selection at least 35 calendar days but no more than 60 calendar days before the Redemption Date from outstanding Notes not previously called for redemption. Notes and portions thereof that the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall promptly notify the Company of the Notes (or portions thereof) to be redeemed.

     Section 3.03. Notice of Redemption. At least 35 calendar days but not more than 60 calendar days before the Redemption Date, the Company shall mail a notice of redemption (the “Notice of Redemption”) by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address.
     The notice shall identify the Notes to be redeemed and shall state:
     (a) the Redemption Date (which must be a Business Day);
     (b) the Redemption Price;
     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
     (d) the Company’s election with respect to treatment of fractional shares for conversions during the period following the Notice of Redemption to the related Redemption Date as described under Section 10.02(b).
     (e) the name and address of the Paying Agent;
     (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
     (g) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;
     (h) the paragraph of the Notes and/or provision of this Indenture pursuant to which the Notes called for redemption are being redeemed;
     (i) the CUSIP or ISIN number, if any, printed on the Notes being redeemed; and
     (j) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.
     At the Company’s request, the Trustee shall give the Notice of Redemption as provided to it in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

     Section 3.04. Effect of Notice of Redemption. Once Notice of Redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.
     Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
     Section 3.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or any Affiliate of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and accrued and unpaid interest (including any Additional Interest) on, all Notes to be redeemed on that date, other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall as promptly as practicable return to the Company any money deposited with it by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest (including any Additional Interest) on, all Notes to be redeemed. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
     Section 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Notes surrendered.
ARTICLE 4
Covenants
     Section 4.01. Payment of Notes. The Company shall promptly make all payments in respect of each Note on the dates and in the manner provided in such Note and in this Indenture. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds prior to 11:00 a.m. (New York City time), in accordance with this Indenture, money sufficient to make all payments with respect to such Notes then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

     Section 4.02. SEC Reports. Any documents or reports that the Company is required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act must be furnished by the Company to the Trustee within fifteen days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificates). The Company also shall comply with the other provisions of Trust Indenture Act Section 314(a). The Company will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Company has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available.
     Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Trust Indenture Act Section 314(a)(4).
     Section 4.04. Further Instruments and Acts. The Company shall execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
ARTICLE 5
Successor Companies
     Section 5.01. Merger and Consolidation. The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all its properties and assets to, another Person unless:
     (a) if the Company is not the resulting, surviving or transferee Person, the resulting, the surviving or transferee Person (the “Successor Company”) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company shall expressly assume, by a supplemental indenture, executed and delivered to the

Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture; and
     (b) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing.
     The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture.
ARTICLE 6
Defaults and Remedies
     Section 6.01. Events of Default. Each of the following shall be an “Event of Default”:
     (a) default in the payment in respect of the principal of any Note at its maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;
     (b) default in the payment of any interest (including Additional Interest, if any) upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;
     (c) default in the performance, or breach, of any covenant or agreement of the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (a), (b), (d), (e) or (g) of this Section 6.01), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
     (d) the failure to comply with the obligations to convert the Notes into Common Stock in accordance with Section 10.02 upon exercise of a Holder’s conversion right and such failure continues for fifteen days;
     (e) the failure to timely issue a Company Notice or Fundamental Change Company Notice in accordance with Section 11.01(b) or Section 11.02(b), as the case may be; or
     (f) (i) the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of the Bankruptcy Law:
     (A) commences a voluntary case,

     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or
     (D) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; or
     (ii) a court of competent jurisdiction enters an order or decree under the Bankruptcy Law that:
     (A) is for relief against the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;
     (B) appoints a custodian of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; or
     (C) orders the liquidation of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days.
     (g) the failure by the Company to comply with its obligations under Article 5.
     Section 6.02. Acceleration. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(f) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company, or a group of Subsidiaries of the Company that in aggregate would constitute a Significant Subsidiary of the Company), unless the principal of all of the Notes shall have already become due and payable (or waived), either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare 100% of the principal of and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding.
     If an Event of Default specified in Section 6.01(f) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company, or a group of Subsidiaries of the Company that in aggregate would constitute a Significant Subsidiary of the Company) occurs and is continuing, the principal of all the Notes and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, shall be immediately due and payable.
     This provision, however, is subject to the conditions that Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes (other than a Default or an Event of Default resulting from a nonpayment of principal or interest on the Notes, including Additional Interest, any failure to repurchase any Notes when required or a failure to deliver, upon conversion, shares of Common Stock due upon conversion) and rescind and annul such declaration and its consequences, including any acceleration (other than a declaration or consequences, as the case may be, resulting from a nonpayment of principal or interest on the Notes, including Additional Interest, any failure to repurchase any Notes when required or a failure to deliver, upon conversion, shares of Common Stock due upon conversion) and such Default shall cease to exist, and any Event of Default arising therefrom (other than a Default resulting from a nonpayment of principal or interest on the Notes, including Additional Interest, any failure to repurchase any Notes when required or a failure to deliver, upon conversion, shares of Common Stock due upon conversion) shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. In case the Trustee shall have initiated proceedings to enforce any right with respect to the Notes and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceedings, the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

     Section 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee. (a) The Company covenants that (i) in case it shall default in the payment of any installment of interest (including Additional Interest, if any) on any of the Notes, and such default shall have continued for a period of 90 Business Days, (ii) in case it shall default in the payment of the principal of any of the Notes when the same shall have become due and payable, whether upon maturity of the Notes or upon declaration or otherwise, (iii) in case it shall fail to redeem any Notes pursuant to a Notice of Redemption, (iv) in case it shall fail to repurchase any Notes when required or (v) in case it shall fail to deliver shares of Common Stock upon conversion of the Notes, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal or interest (including Additional Interest, if any), or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest (including Additional Interest, if any) at the rate per annum expressed in the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.
     (b) If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law or equity out of the property of the Company or other obligor upon the Notes, wherever situated.
     (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, or its creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of Notes allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders of Notes to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Noteholders, to pay to the Trustee any amount due it under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. The Trustee may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions and be a member of a creditors’ or other similar committee in any such proceeding.
     (d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Notes, may be enforced by the Trustee without the possession of any of such Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the Holders of the Notes.
     In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem appropriate to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
     Section 6.04. Application of Moneys Collected. Any moneys collected by the Trustee pursuant to this Article and any other money or property distributable in respect of the Company’s obligations under this Indenture after an Event of Default with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest (including Additional

Interest, if any), upon presentation of the Notes, and notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:
FIRST: To the payment of all obligations of the Company under Section 7.06 to compensate and indemnify the Trustee (including any predecessor Trustee) and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances due or reasonably anticipated to become due and the Trustee shall have a lien upon such moneys collected to satisfy such payment obligations;
SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal and interest (including Additional Interest, if any), including, for the avoidance of doubt, amounts payable in respect of any Conversion Obligation payable in settlement thereof, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest (including Additional Interest, if any), respectively; and
THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.
     Section 6.05. Limitation on Suits. No Holder of any Note shall have any right by virtue of or by availing itself of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless (i) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided; (ii) the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder; (iii) such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby, (iv) the Trustee for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (v) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority in principal amount of the Notes outstanding within such sixty-day period pursuant to Section 6.08; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Noteholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein). For the protection and enforcement of this Section 6.05, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive (i) payment of the principal of (including the Redemption Price, Repurchase Price or the Fundamental Change Repurchase Price upon repurchase pursuant to Section 3.01, Section 11.01 or Section 11.02, respectively), and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on such Note or (ii) delivery of the Conversion Obligation due upon conversion, in each case on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.
     Anything in this Indenture or the Notes to the contrary notwithstanding, the Holder of any Note, without the consent of either the Trustee or the Holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.
     The Trustee shall mail to all Holders any notice it receives from Holders under this Section.
     Section 6.06. Rights and Remedies Cumulative; Delay or Omission Not Waiver. Except as otherwise provided in Section 2.09, all powers and remedies given by this Article to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Notes.
     No delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.05, every power and remedy given by this Article or by law to the Trustee or the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

     Section 6.07. Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, if the Company so elects, the sole remedy of the Trustee or Noteholders for an Event of Default relating to any obligation to file reports as required under Section 4.02 of this Indenture and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act shall, for the first 180 days after the occurrence of such an Event of Default (which occurrence shall be no earlier than the 60th day after written notice of such Event of Default is provided to the Company in accordance with Section 6.01(c)), consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to (x) 0.25% of the outstanding principal amount of the Notes for the first 90 days an Event of Default is continuing in such 180-day period and (y) 0.50% of the outstanding principal amount of the Notes for the remaining 90 days an Event of Default is continuing in such 180-day period. Additional Interest shall be payable in arrears on each Interest Payment Date following the occurrence of such Event of Default in the same manner as regular interest on the Notes. The Company may elect to pay Additional Interest as the sole remedy under this Section 6.07 by giving notice to the Holders, the Trustee and Paying Agent of such election on or before the Close of Business on the 5th Business Day after the date on which such Event of Default otherwise would occur. If the Company fails to timely give such notice or pay Additional Interest, the Notes will be immediately subject to acceleration in accordance with Section 6.02. On the 181st day after the occurrence of such Event of Default (if such Event of Default is not cured or waived prior to such 181st day), the Notes will be subject to acceleration in accordance with Section 6.02. This Section 6.07 shall not affect the rights of the Trustee or the Noteholders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest upon an Event of Default in accordance with this Section 6.07, the Notes will be subject to acceleration in accordance with Section 6.02. Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Additional Interest” provided for in this Section 6.07 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of such sections, and express mention of the payment of Additional Interest (if applicable) in any provision shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.
     Section 6.08. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with law or the Indenture or that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.
     Section 6.09. Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Trust Officer has actual knowledge, mail to all Noteholders as the names and addresses of such Noteholders appear upon the Note Register, notice of all Defaults known to a Trust Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default in the payment of the principal of, accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on any of the Notes, including without limiting the generality of the foregoing any Default in the payment of any Redemption Price, Repurchase Price or Fundamental Change Repurchase Price or a Default in the delivery of the Conversion Obligation due upon conversion, then in any such event the Trustee shall be protected in withholding such notice if and so long as a committee of Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders. The Company is required to deliver to the Trustee, within 30 days of the occurrence thereof, written notice of any events which would constitute a Default, their status and what action the Company is taking or proposes to take in respect thereof.
     Section 6.10. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard for the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.10 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on any Note (including, but not limited to, the Redemption Price, Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, with respect to the Notes being repurchased as provided in this Indenture) or a Default in the delivery of the Conversion Obligation due upon conversion on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 10.

ARTICLE 7
Trustee
     Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing with respect to any Notes, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
     (b) Except during the continuance of an Event of Default with respect to any Notes:
     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may, with respect to Notes, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or, not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.08 or in accordance with the direction of a majority in aggregate principal amount of Notes outstanding relating to the exercise of any right or power of the Trustee under this Indenture.
     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
     (f) Money held in trust by the Trustee need not be segregated from funds except to the extent required by law.
     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.
     Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good, faith in reliance on the Officers’ Certificate or Opinion of Counsel.
     (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
     (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes, and any Opinion of Counsel, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel.
     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document.

     (g) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to the Notes unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references such Notes and this Indenture.
     (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent, custodian and other Person employed to act hereunder.
     (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.
     Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.
     Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in this Indenture, in the Notes, in the Prospectus, or in any document executed in connection with the sale of the Notes, other than those set forth in the Trustee’s certificate of authentication.
     Section 7.05. Reports by Trustee to Holder. As promptly as practicable after October 15 of each year beginning with the October 15, 2010 for so long as Notes remain outstanding, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall mail to each Holder a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act.
     A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

     Section 7.06. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.
     To secure the Company’s payment obligations pursuant to this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal of and interest and any liquidated damages on particular Notes.
     The Company’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f)(i) or Section 6.01(f)(ii) with respect to the Company the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
     Section 7.07. Replacement of Trustee. The Trustee may resign at any time with respect to the Notes by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee and may appoint a successor Trustee with respect to such Notes. The Company shall remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.09;
     (b) the Trustee is adjudged bankrupt or insolvent;
     (c) a receiver or other public officer takes charge of the Trustee or its property; or
     (d) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of that Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.
     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.09, any Holder of that Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.
     Section 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate-trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

     Section 7.09. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.
     Section 7.10. Preferential Collection of Claims Against the Company. The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or has been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.
ARTICLE 8
Satisfaction And Discharge
     Section 8.01. Satisfaction and Discharge of the Indenture. When (i) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at Stated Maturity for the payment of the principal amount thereof, on any Redemption Date, on any Repurchase Date, on any Fundamental Change Repurchase Date or upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash funds and shares of Common Stock, as applicable, sufficient to pay all amounts due (and shares of Common Stock deliverable upon conversion, if applicable) on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Stated Maturity of the Notes or upon an earlier Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee (which may include any of the underwriters of the initial issuance of the Notes), and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (A) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (B) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 12.04 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.
     Section 8.02. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 8.04, all monies and shares of Common Stock, if applicable, deposited with the Trustee pursuant to Section 8.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shares of Common Stock, if applicable, shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such monies and shares of Common Stock, if applicable, have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any.
     Section 8.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
     Section 8.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies or shares of Common Stock, if applicable, deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies or shares of Common Stock, if applicable; and the Holder of any of the Notes shall thereafter look only to the Company for any payment that such Holder of the Notes may be entitled to collect unless an applicable abandoned property law designates another Person.

     Section 8.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock, if applicable, in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or shares of Common Stock, if applicable, in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or shares of Common Stock, if applicable, held by the Trustee or Paying Agent.
ARTICLE 9
Supplemental Indentures
     Section 9.01. Supplemental Indentures Without Consent of Noteholders. The Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental to this Indenture for one or more of the following purposes:
     (a) to cure any ambiguity, correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such other provisions shall not adversely affect the interests of any Holders;
     (b) to conform the terms of the Indenture or the Notes to the description thereof in the Prospectus;
     (c) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Section 5.01 or Section 10.06 hereof;
     (d) to add guarantees with respect to the Notes;
     (e) to secure the Notes;
     (f) to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the Noteholders or surrender any right or power conferred upon the Company;

     (g) to make any change that does not adversely affect the rights of any Holder of Notes;
     (h) to appoint a successor Trustee with respect to the Notes; or
     (i) to comply with any requirements of the Trust Indenture Act.
     Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.
     Section 9.02. Supplemental Indentures with Consent of Noteholders. With the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes or waiving any past default; provided, however, that no such supplemental indenture shall, without the consent of each Holder of any outstanding Note affected thereby:
     (a) reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past Default or Event of Default;
     (b) reduce the rate or extend the stated time for payment of interest, including Additional Interest, if any, on any Note;
     (c) reduce the principal of, or extend the Stated Maturity of, any Note;
     (d) make any change that impairs or adversely affects the conversion rights of any Notes;

     (e) reduce the Redemption Price, Repurchase Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
     (f) make any Note payable in a currency other than that stated in the Note or change any Note’s place of payment;
     (g) change the ranking of the Notes; or
     (h) impair the right of any Holder to receive payment of principal of and interest, including Additional Interest, if any, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note.
     Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and subject only to Section 9.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Section 9.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 9.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee or Authenticating Agent and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
     Section 9.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 12.04 of this Indenture, the Trustee shall be entitled to receive, upon request, an Officers’ Certificate and/or an Opinion of Counsel (each as defined in Section 1.01) to the effect that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is permitted or authorized by the Indenture and may rely on any such Officers’ Certificate and/or Opinion of Counsel as conclusive evidence that such supplemental indenture so complies and is so permitted or authorized.
     Section 9.06. Notice of Execution of Supplemental Indenture. After the execution by the Company and the Trustee of any supplemental indenture with respect to the Notes pursuant to the provisions of this Article, the Trustee shall provide a written notice, prepared by the Company, setting forth in general terms the substance of such supplemental indenture, to the Noteholders affected thereby as their names and addresses appear upon the Note Register. Any failure of the Trustee to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
ARTICLE 10
Conversion of Notes
     Section 10.01. Conversion Privilege. (a) Upon compliance with the provisions of this Article 10, a Noteholder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Stated Maturity, in each case, at an initial conversion rate (the “Conversion Rate”) of 115.1013 shares of Common Stock (subject to adjustment as provided in Section 10.03 and Section 10.04) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 10.02, the “Conversion Obligation”).
     Section 10.02. Conversion Procedure. (a) Subject to this Section 10.02, upon any conversion of any Note, the Company shall deliver to converting Noteholders on the third Scheduled Trading Day immediately following the relevant Conversion Date, in respect of the Notes being converted, a number of shares of Common Stock equal to (i)(A) the aggregate principal amount of Notes to be converted, divided by (B) $1,000, multiplied by (ii) the applicable Conversion Rate on the relevant Conversion Date.

     The Company shall not issue fractional shares of Common Stock upon conversion of Notes. The Company shall, at its election, either (i) pay cash in lieu of such fractional shares based on the Daily VWAP of the Common Stock on the relevant Conversion Date, or (ii) increase the number of shares of Common Stock deliverable upon conversion to the next whole share. The Company shall inform Noteholders of its election as follows:
     (A) in respect of Notes converted on or after August 15, 2029, by notice to all Noteholders through the Trustee on or prior to August 15, 2029;
     (B) in respect of Notes converted after the date of issuance of a Notice of Redemption as described in Section 3.03 and prior to the related Redemption Date, by notice to all Noteholders and the Trustee in the Notice of Redemption; and
     (C) in all other cases, by notice to the converting Noteholder through the Trustee no later than the second Scheduled Trading Day immediately following the related Conversion Date.
     If the Company did not deliver a notice of its election within the applicable time period, the Company shall be deemed to have elected to increase the number of shares of Common Stock deliverable upon conversion as described in clause (ii) above.
     Promptly after determination of the Conversion Obligation and the amount of cash deliverable in lieu of fractional shares of Common Stock (if any), the Company shall notify the Trustee and the Conversion Agent of the Conversion Obligation and the amount of cash deliverable in lieu of fractional shares of Common Stock (if any). The Trustee and the Conversion Agent shall be entitled to rely exclusively on the notice given by the Company and shall have no responsibility for any such determination.
     (b) Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required by Section 10.02(h), pay funds equal to the amount of interest (including Additional Interest, if any) payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 10.02(h) and, as set forth in Section 10.02(e), all transfer or similar taxes, if any, and (ii) in the case of a Definitive Note, (1) complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such Definitive Note (or a facsimile thereof) (Exhibit B hereto) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, (3) if required by Section 10.02(h), pay funds equal to interest (including Additional Interest, if any) payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 10.02(h), (4) furnish appropriate endorsements and transfer documents, if any, and (5) pay all transfer or similar taxes, if any, as set forth in Section 10.02(e). The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article 10 on the Conversion Date. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Repurchase Notice or a Fundamental Change Repurchase Notice, as the case may be, to the Company in respect of such Notes and not validly withdrawn such Repurchase Notice or Fundamental Change Repurchase Notice in accordance with Section 11.01(e) or Section 11.02(e), respectively.
     (c) A Note shall be deemed to have been converted immediately prior to the Close of Business on the date (the “Conversion Date”) that the Holder has complied with all applicable requirements set forth in clause (b) of this Section 10.02, and such Holder shall be deemed to be, on the Conversion Date, the owner of record of a number of shares of Common Stock required to be delivered to such Holder. The Company shall deliver such shares of Common Stock on the third Trading Day immediately following the relevant Conversion Date; provided, that if prior to the relevant Conversion Date, the Common Stock has been replaced by Reference Property consisting solely of cash, pursuant to Section 10.06(b), the Company shall pay such cash on the third Trading Day immediately following the relevant Conversion Date. If any shares of Common Stock are due to converting Noteholders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Noteholder, or such Noteholder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such Noteholder shall be entitled in satisfaction of such Conversion Obligation.
     (d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.
     (e) If a Holder submits a Note for conversion, the Company shall pay all stamp and other duties, if any, that may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax that is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
     (f) Except as provided in Section 10.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article.
     (g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
     (h) Upon conversion, a Noteholder shall not receive any additional cash payment or additional shares representing accrued and unpaid interest, including Additional Interest, if any, except as set forth in this Section 10.02(h). The Company’s settlement of the Conversion Obligations pursuant to Section 10.02 shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest and Additional Interest, if any, on the Note to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after the Close of Business on an Interest Record Date but prior to the Open of Business on the immediately following Interest Payment Date, Holders of such Notes as of the Close of Business on the Interest Record Date will receive payment of the interest and Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding such conversion. Notes surrendered for conversion during the period from the Close of Business on any Interest Record Date to the Open of Business on the corresponding Interest Payment Date must be accompanied by funds equal to the interest and Additional Interest, if any, payable on the Notes so converted; provided, however, that no such payment shall be required (1) if the Company has specified a Fundamental Change Repurchase Date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date, (2) to the extent of any Defaulted Interest, if any, existing at the time of conversion with respect to such Note or (3) if the Company has specified a Redemption Date that is after an Interest Record Date and on or prior the Trading Day following the corresponding Interest Payment Date. Except as set forth in this Section 10.02(h), no payment or adjustment will be made for accrued and unpaid interest and Additional Interest, if any, on converted Notes.
     (i) The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the Close of Business on the relevant Conversion Date; provided, however, if such Conversion Date occurs on any date when the stock transfer books of the Company shall be closed, such occurrence shall not be effective to constitute the Person or Persons entitled to receive any such shares of Common Stock due upon conversion as the record holder or holders of such shares of Common Stock on such date, but such occurrence shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the Close of Business on the next succeeding day on which such stock transfer books are open. Upon conversion of a Note, such Note shall cease to be outstanding and such Person shall no longer be a Noteholder with respect to such Note.
     Section 10.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with this Article 10, at any time from, and including, the date on which a Make-Whole Fundamental Change occurs (the “Effective Date”) until, and including, (x) the Close of Business on the second Scheduled Trading Day immediately preceding the related Fundamental Change Repurchase Date corresponding to such Make-Whole Fundamental Change, or (y) in the case of a Make-Whole Fundamental Change that does not constitute a Fundamental Change by virtue of the parenthetical in the definition of Make-Whole Fundamental Change, the twenty-fifth Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change, (such period, the “Make-Whole Fundamental Change Period”), shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.03, otherwise apply to such Note pursuant to this Article 10, plus an amount equal to the Make-Whole Conversion Rate Adjustment.
     As used herein, “Make-Whole Conversion Rate Adjustment” means, with respect to a Make-Whole Fundamental Change, the amount set forth in the following table that corresponds to the Effective Date of such Make-Whole Fundamental Change and the Stock Price for such Make-Whole Fundamental Change, all as determined by the Company:

Make-Whole Conversion Rate Adjustment
(per $1,000 principal amount of Notes)

	Stock Price
Effective Date	$7.24	$10.00	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00
October 7, 2009	23.0202	15.3331	8.8958	6.0011	4.3762	3.3437	2.6339	2.1191	1.4299	0.9977
October 15, 2010	23.0202	14.7820	8.2717	5.4974	3.9854	3.0394	2.3943	1.9281	1.3042	0.9121
October 15, 2011	23.0202	13.8605	7.2538	4.6880	3.3635	2.5584	2.0169	1.6277	1.1067	0.7772
October 15, 2012	23.0202	12.2075	5.5535	3.3884	2.3879	1.8134	1.4361	1.1665	0.8037	0.5703
October 15, 2013	23.0202	8.8528	2.6254	1.3574	0.9309	0.7142	0.5747	0.4738	0.3346	0.2421
October 15, 2014	23.0202	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
provided, however, that:
     (i) if the actual Stock Price of such Make-Whole Fundamental Change is between two Stock Prices listed in the table above under the row titled “Stock Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the column immediately below the title “Effective Date,” then the Make-Whole Conversion Rate Adjustment for such Make-Whole Fundamental Change shall be determined by the Company by straight-line interpolation between the Make-Whole Conversion Rate Adjustment set forth for such higher and lower Stock Prices, or for such earlier and later Effective Dates based on a 365 day year, as applicable;
     (ii) if the actual Stock Price of such Make-Whole Fundamental Change is greater than $60.00 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), or if the actual Stock Price of such Make-Whole Fundamental Change is less than $7.24 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), then the Make-Whole Conversion Rate Adjustment shall be equal to zero and this Section 10.03 shall not require the Company to increase the Conversion Rate with respect to such Make-Whole Fundamental Change;
     (iii) if an event occurs that requires, pursuant to this Article 10 (other than solely pursuant to this Section 10.03), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table immediately above under the row titled “Stock Price” shall be deemed to be adjusted so that such Stock Price, at and after such time, shall be equal to the product of (1) such Stock Price as in effect immediately before such adjustment to such Stock Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article 10, immediately after such adjustment to the Conversion Rate;

     (iv) each Make-Whole Conversion Rate Adjustment set forth in the table above shall be adjusted in the same manner in which, at the same time and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 10.04; and
     (v) in no event will the total number of shares of Common Stock issuable upon conversion of the Notes exceed 138.1215 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 10.04.
     (b) As soon as practicable after the Company determines the anticipated Effective Date of any proposed Make-Whole Fundamental Change, the Company shall provide each Noteholder, the Trustee and the Conversion Agent written notice of, and shall issue through a public medium that is customary for such announcements and publish on the Company’s website a press release indicating, the anticipated Effective Date of such proposed Make-Whole Fundamental Change and shall use commercially reasonable efforts to make such determination in time to give such notice no later than thirty Business Days in advance of such anticipated Effective Date. Each such press release notice, announcement and publication shall also state that in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Notes must be surrendered in order to be entitled to such increase). No later than five Business Days after the actual Effective Date of each Make-Whole Fundamental Change, the Company shall provide each Noteholder, the Trustee and the Conversion Agent written notice of, and shall issue through a public medium that is customary for such announcements and publish on the Company’s website a press release indicating, such Effective Date and the amount by which the Conversion Rate has been so increased.
     Nothing in this Section 10.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.04 in respect of a Make-Whole Fundamental Change.
     Section 10.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (a) If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of the shares of Common Stock, or if the Company effects a share split or share combination of the Common Stock, the applicable Conversion Rate will be adjusted based on the following formula:

CR	=	CR0	x	OS
OS0

where

CR0	=	the applicable Conversion Rate in effect immediately prior to the open of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR	=	the applicable Conversion Rate in effect immediately after the open of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such share split or share combination, as the case may be.

Such adjustment shall become effective immediately after the Open of Business on the Record Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.
     (b) If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than forty-five days from the Record Date for such distribution to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten

consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased based on the following formula:

CR	=	CR0	x	OS0 + X
OS0 + Y

where

CR0	=	the applicable Conversion Rate in effect immediately prior to the Open of Business on the Record Date for such distribution;

CR	=	the applicable Conversion Rate in effect immediately after the Open of Business on the Record Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding immediately prior to the open of business on the Record Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date relating to such distribution of such rights, options or warrants.
Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Record Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not been fixed.
     For purposes of this Section 10.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Last Reported Sale Prices of the

Common Stock for each Trading Day in the applicable ten consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. In no event shall the Conversion Rate be decreased pursuant to this Section 10.04(b).
     (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets or property (other than (i) dividends or distributions (including share splits) as to which an adjustment was effected pursuant to Section 10.04(a) or Section 10.04(b) above, (ii) dividends or distributions paid exclusively in cash, and (iii) Spin-Offs, to which the provisions set forth below in this Section 10.04(c) shall apply) to all or substantially all holders of the Common Stock, then, in each such case the Conversion Rate shall be increased based on the following formula:

CR	=	CR0	x	SP0
SP0 – FMV

where

CR0	=	the applicable Conversion Rate in effect immediately prior to the Open of Business on the Record Date for such distribution;

CR	=	the applicable Conversion Rate in effect immediately after the Open of Business on the Record Date for such distribution.

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.
Such adjustment shall become effective immediately prior to the Open of Business on the Record Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Noteholder shall have the right to receive, in respect of each $1,000 principal amount of the Notes held by such Holder, at the same time and upon the same terms as holders the Common Stock, the amount and kind of distributed property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate immediately prior to the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines “FMV” for purposes of this Section 10.04(c) by reference to the actual or when issued trading market for any Notes, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
     With respect to an adjustment pursuant to this Section 10.04(c) where there has been a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company and such dividend or distribution is listed for trading on a securities exchange, (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR	=	CR0	x	FMV + MP0
MP0

where

CR0	=	the applicable Conversion Rate in effect immediately prior to the Open of Business on the Record Date of the Spin-Off;

CR	=	the applicable Conversion Rate in effect immediately after the Open of Business on the Record Date of the Spin-Off;

FMV	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”), and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The adjustment to the Conversion Rate under the preceding paragraph of this Section 10.04(c) shall be made immediately after the Open of Business on the day after the last day of the Valuation Period, but shall become effective as of the Open of Business on the Record Date for the Spin-Off. In respect of any conversion during the ten Trading Days commencing on the Ex-Dividend Date of any Spin-Off, references in the portion of this Section 10.04(c) related to Spin-Offs to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the Conversion Date for such conversion.
     Subject in all respect to Section 10.10, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04 (and no adjustment to the Conversion Rate under this Section 10.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.04 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
     For purposes of this Section 10.04(c), Section 10.04(a), and Section 10.04(b), any dividend or distribution to which this Section 10.04(c) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 10.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants to which Section 10.04(c) applies (and any Conversion Rate adjustment required by this Section 10.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Section 10.04(a) and Section 10.04(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such dividend or distribution shall be substituted as “the Ex-Dividend Date,” “the Ex-Dividend Date relating to such distribution of such rights, options or warrants” and “the Ex-Dividend Date for such distribution” within the meaning of Section 10.04(a) and Section 10.04(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be” within the meaning of Section 10.04(a) or “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 10.04(b).
     In no event shall the Conversion Rate be decreased pursuant to this Section 10.04(c).
     (d) If the Company makes or pays any cash dividend or distribution to all or substantially all holders of its outstanding Common Stock, the applicable Conversion Rate shall be increased based on the following formula:

CR	=	CR0	x	SP0
SP0 – C

where

CR0	=	the applicable Conversion Rate in effect immediately prior to the Open of Business on the Record Date for such dividend or distribution;

CR	=	the applicable Conversion Rate in effect immediately after the Open of Business on the Record Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company pays or distributes to holders of the Common Stock.
Such adjustment shall become effective immediately after the Open of Business on the Record Date for such dividend or distribution; provided that if “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Record Date for such distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     For the avoidance of doubt, for purposes of this Section 10.04(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to this Section 10.04(d), references in this Section to one share of Common Stock or Last Reported Sale Prices of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     In no event shall the Conversion Rate be decreased pursuant to this Section 10.04(d).
     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR	=	CR0	x	AC + (SP x OS)
OS0 x SP

where

CR0	=	the applicable Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Expiration Date;

CR	=	the applicable Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.
Such adjustment under this Section 10.04(e) shall become effective at the Open of Business on the Trading Day next succeeding the Expiration Date. In respect of any conversion during the ten Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 10.04(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the Conversion Date for such conversion. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is prevented from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected. In no event shall the Conversion Rate be decreased pursuant to this Section 10.04(e).
     (f) The term “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock

(or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (g) In addition to those required by clauses (a), (b), (c), (d) and (e) of this Section 10.04, and to the extent permitted by applicable law and subject to the applicable stock exchange rules, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Note at its last address appearing on the Note Register provided for in Section 2.08 a notice of the increase at least five days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (h) The Company shall not take any action that would result in adjustment of the Conversion Rate, pursuant to this Article 10, in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of Common Stock.
     (i) Except as provided in this Section 10.04, the Company will not be required to adjust the Conversion Rate for any other transaction or event. Without limiting the foregoing, the applicable Conversion Rate will not be adjusted:
     (i) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;
     (ii) upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of the Company’s Subsidiaries;
     (iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;
     (iv) for a change in the par value of the Common Stock;
     (v) for accrued and unpaid interest, including Additional Interest, if any; or
     (vi) for any transactions described in this Section 10.04 if Noteholders participate (as a result of holding the Notes, and at the same time as holders of Common Stock participate) in such transactions as if such Noteholders held the full number shares of Common Stock equal to the product of the Conversion Rate at the time such adjustment would be required, and the principal amount of Notes held by such Noteholder, divided by $1,000, without having to convert their Notes.
     (j) All calculations and other determinations under this Article 10 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.
     (k) The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, on the Conversion Date for any Notes.
     (l) Except as set forth in this Article 10, the Company shall not adjust the Conversion Rate.
     (m) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall notify the Trustee and either (i) issue a press release containing the relevant information (and make such press release available on the Company’s website) or (ii) provide notice to the Noteholders in any manner permitted in Section 10.09. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (n) If:
     (i) any event that requires an adjustment to the Conversion Rate under any of clauses (a), (b), (c), (d) and (e) of this Section 10.04 has not resulted in an adjustment to the Conversion Rate as of the Conversion Date; and
     (ii) the shares of Common Stock the Holder of Notes shall receive on settlement are not entitled to participate in the distribution or transaction giving rise to such adjustment event because, pursuant to the terms of Section 10.02(i), such shares were not held by such Holder on the record date corresponding to such distribution or transaction or otherwise, then the Company will adjust the number of shares of Common Stock deliverable to reflect the relevant distribution or transaction.
     (o) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     (p) If a Noteholder is deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment of the Conversion Rate, as a result of the distribution of cash dividends to holders of Common Stock or otherwise, and the Company pays withholding taxes or applies backup withholding on behalf of a Noteholder in respect of such deemed distribution or dividend, the Company may, at its option, set off such withholding tax or backup withholding payments against subsequent payments of cash and Common Stock on the Notes (or, in certain circumstances, against payments on Common Stock) of such Noteholder.
     Section 10.05. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion after application of Section 10.02(a).
     Section 10.06. Effect of Reclassification, Consolidation, Merger or Sale. Upon the occurrence of (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 10.04(a)), (ii) any consolidation, merger, combination or binding share exchange involving the Company, or (iii) any sale, transfer, lease or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which the Common Stock would be converted into, or exchanged for stock, other securities, other property or assets (any such event a “Merger Event”), then:
     (a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(c) as set forth in this Indenture. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 11 herein.
     In the event the Company shall execute a supplemental indenture pursuant to this Section 10.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of stock, other securities, other property or assets that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly provide notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be provided to each Noteholder, at its address appearing on the Note Register provided for in this Indenture, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (b) Notwithstanding the provisions of Section 10.02(a), and subject to the provisions of Section 10.01 and Section 10.03, at and after the effective time of such Merger Event, (i) the right to convert each $1,000 principal amount of Notes into shares of Common Stock as set forth in Section 10.02 will be changed to a right to convert each $1,000 principal amount of such Note into the kind and amount of shares of stock, other securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event (ii) the related Conversion Obligation shall be settled as set forth under clause (c) below, and (iii) references herein to “Common Stock” shall be to such Reference Property to the extent the context of such references requires.

     (c) With respect to each $1,000 principal amount of Notes surrendered for conversion after the effective date of any such Merger Event, the Company’s Conversion Obligation shall be settled in units of Reference Property, in accordance with Section 10.02(a) as follows:
     (i) (A) the Company shall deliver to the converting Noteholder a number of units of Reference Property (each such unit comprised of the kind and amount of shares of stock, other securities or other property or assets that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration) equal to (1) the aggregate principal amount of Notes to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate;
     (ii) The Company will deliver the cash in lieu of fractional units of Reference Property, or increase the number of units of Reference Property to the next whole unit, as set forth pursuant to Section 10.02(a) (provided that the amount of such cash shall be determined as if references in such Section to “the Daily VWAP of the Common Stock” were instead a reference to “the Daily VWAP of a unit of Reference Property” composed of the kind and amount of shares of stock, other securities, other property or assets that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration).
     (iii) For purposes of this Section 10.06, the “Weighted Average Consideration” means the weighted average of the types and amounts of consideration received by the holders of the Common Stock entitled to receive shares of stock, other securities or other property or assets with respect to or in exchange for such Common Stock in any Merger Event (in the event holders of the Common Stock are entitled to elect the type of consideration such holders receive, considering only holders who affirmatively make such an election).
     (d) The above provisions of this Section shall similarly apply to successive Merger Events.
     (e) In the event that the Notes become convertible into Reference Property pursuant to this Section 10.06, the Company shall notify the Trustee and issue a press release containing the relevant information, which will include the Weighted Average Consideration, and make such press release available on the Company’s website.

     (f) The Company shall not become a party to any transaction specified in the definition of a Merger Event, unless the terms of the transaction are consistent with provisions of this Section 10.06.
     Section 10.07. Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     (b) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.
     Section 10.08. Responsibility of Trustee. The Company hereby appoints the Trustee as the initial Conversion Agent, which appointment the Trustee accepts and agrees to perform in accordance with the terms of this Indenture. The Trustee, in its capacity as initial Conversion Agent, and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent (the “Conversion Agent”) shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 10.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.02, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate

(which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.
     Section 10.09. Notice to Noteholders Prior to Certain Actions. In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.04; or
     (b) the Company shall authorize the granting to all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; or
     (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;
the Company shall cause to be filed with the Trustee and to be provided to each Noteholder at its address appearing on the Note Register provided for in Section 2.08, as promptly as possible, a notice stating (e) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (f) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
     Section 10.10. Stockholder Rights Plans. To the extent that the Company has a stockholder rights plan or other “poison pill” in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan or poison pill, as the same may be amended from time to time. If, however, prior to the time of conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Notes would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Notes, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidence of indebtedness or assets as provided in Section 10.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 10.11. Exchange in Lieu of Conversion. When a Noteholder surrenders its Notes for conversion, the Company may, at its election, direct the Conversion Agent to surrender, on or prior to the second Business Day following the relevant Conversion Date, such Notes to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion for exchange in lieu of conversion, the Designated Institution must agree to timely deliver to the Conversion Agent for delivery to the Noteholder, in exchange for such Notes, the shares of Common Stock that would otherwise be due upon conversion pursuant to Section 10.02 (the “Exchange Consideration”) and in respect of which the Company has notified converting Noteholders. By the Close of Business on the second Business Day following the relevant Conversion Date, the Company shall notify the Holder surrendering Notes for conversion that it has directed the Designated Institution to make an exchange in lieu of conversion and such Designated Institution shall be required to notify the Conversion Agent that it shall deliver, upon exchange, the applicable Exchange Consideration. The Company shall concurrently notify the Designated Institution of the relevant deadline for delivery of the consideration due upon conversion.
     If the Designated Institution accepts any such Notes, it shall deliver the applicable Exchange Consideration to the Conversion Agent and the Conversion Agent shall deliver such exchange consideration to the Holder. Any Notes exchanged by the Designated Institution will remain outstanding. If the Designated Institution agrees to accept any Notes for exchange but does not timely deliver the applicable Exchange Consideration due upon conversion to the Conversion Agent, or if the Designated Institution does not accept such Notes for exchange, the Company shall, as promptly as practical thereafter, convert such Notes into shares of Common Stock in accordance with the provisions of Section 10.02.

     For the avoidance of doubt, in no event will the Company’s designation of a Designated Institution pursuant to this Section 10.11 require the Designated Institution to accept any Notes for exchange. The Company will not pay any consideration to, or otherwise enter into any agreement with, the Designated Institution for or with respect to such designation.
ARTICLE 11
Repurchase of Notes at Option of Noteholders
     Section 11.01. Repurchase at Option of Noteholders. (a) Each Noteholder shall have the right to require the Company to repurchase all or a portion of such Holder’s Notes, on October 15, 2014, October 15, 2019 and October 15, 2024 (each, a “Repurchase Date”) for cash, shares of the Company’s Common Stock or a combination thereof, at the Company’s election, at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including Additional Interest, if any) thereon to, but excluding, the Repurchase Date (the “Repurchase Price”), unless the Repurchase Date is after an Interest Record Date and on or prior to the related Interest Payment Date, in which case interest (including Additional Interest, if any) accrued to the Interest Payment Date will be paid to Holders of the Notes as of the preceding Interest Record Date and the Repurchase Price payable to the Holder surrendering the Note for repurchase pursuant to this Section 11.01 shall be equal to the principal amount of Notes subject to repurchase and will not include any accrued and unpaid interest (including Additional Interest, if any). Repurchases of Notes under this Section 11.01 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth on the reverse of the Note (Exhibit C hereto) during the period beginning at any time from the Open of Business on the Business Day that is twenty Business Days prior the relevant Repurchase Date until the Close of Business on the Business Day immediately preceding the Repurchase Date; and
     (ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided that such Repurchase Price shall be so paid pursuant to this Section 11.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

     The Repurchase Notice shall state:
     (A) if Definitive Notes have been issued, the certificate numbers of the Notes to be delivered for repurchase;
     (B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if the Notes are not in certificated form, the Repurchase Notice must comply with appropriate Depositary procedures.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 11.01 shall be consummated by the payment of the Repurchase Price pursuant to Section 11.01(f).
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 11.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date in accordance with Section 11.01(e).
     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
     (b) On or before the twentieth Business Day prior to each Repurchase Date, the Company shall provide or cause to be provided to all Holders of record of the Notes, the Paying Agent, the Trustee and beneficial owners as required by applicable law, a notice (the “Company Notice”) of, and issue a press release (and make such press release available on the Company’s website). Each Company Notice shall specify:
     (i) the last date on which a Holder may exercise the repurchase right pursuant to this Section 11.01;
     (ii) the Repurchase Price;
     (iii) the Repurchase Date;
     (iv) whether the Company elects to pay the Repurchase Price in cash, shares of Common Stock or a combination thereof, specifying the percentage or amounts of each; provided, however, that if no election is made by the Company, the Company shall be deemed to have elected to pay the Repurchase Price in cash;
     (v) the name and address of the Paying Agent;
     (vi) that Holder intending to exercise their repurchase right must exercise such repurchase right on or prior to the Close of Business on the Business Day immediately preceding the Repurchase Date (the “Repurchase Expiration Time”);
     (vii) that the Holder shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time; and
     (viii) the procedures that Holders must follow to require the Company to repurchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 11.01.
     (c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Price with respect to such Notes).
     (d) In connection with any repurchase of the Notes on a Repurchase Date, the Company will:
     (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other applicable tender offer rules under the Exchange Act, if required under the Exchange Act,
     (ii) file a Schedule TO or any successor or similar schedule, if required under the Exchange Act, and
     (iii) otherwise comply with all applicable federal and state securities laws in connection with any offer by the Company to repurchase the Notes.
     Notwithstanding anything to the contrary provided in this Indenture, compliance by the Company with Rule 13e-4, Rule 14e-1 and any other tender offer rule under the Exchange Act in accordance with clause (i) above, to the extent inconsistent with any other provision of this Indenture, will not, standing alone, constitute an Event of Default solely as a result of compliance by the Company with such rules.
     (e) A Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 11.01(e) at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date, specifying:
     (i) the principal amount of the Note with respect to which such notice of withdrawal is being submitted,
     (ii) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note, and
     (iii) the principal amount, if any, of such Note that remains subject to the original Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are not in certificated form, Noteholders must comply with appropriate Depositary procedures.
     (f) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) on or prior to 11:00 a.m. New York City time, on the Repurchase Date an amount of cash sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Expiration Time) will be made on the later of (i) the Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 11.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 11.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price.
     (g) If by 11:00 a.m. New York City time, on the Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased, then (i) such Notes tendered for repurchase and not withdrawn will cease to be outstanding and interest, including Additional Interest, if any, will cease to accrue on such Notes on the Repurchase Date whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent, and (ii) all other rights of the Holders with respect to such Notes tendered for repurchase and not withdrawn will terminate on the Repurchase Date (other than the right to receive the Repurchase Price, and previously accrued but unpaid interest, including Additional Interest, if any, upon book-entry transfer or delivery of the Notes).
     (h) Upon surrender of a Note that is to be repurchased in part pursuant to Section 11.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
     (i) If the Company elects to pay all or a part of the Repurchase Price in shares of Common Stock, the Company shall deliver to the Paying Agent on or prior to the Repurchase Date, a number of shares of Common Stock equal to the aggregate Repurchase Price to be paid in Common Stock divided by the average of the Daily VWAP of the Common Stock for the twenty consecutive Trading Days ending on the Trading Day prior to the Repurchase Date. The Company shall not issue fractional shares of Common Stock upon repurchase of the Notes. Instead, the Company shall, at its election, either (i) pay cash in lieu of fractional shares based on the Daily VWAP of the Common Stock on the Trading Day prior to the Repurchase Date or (ii) increase the number of shares of Common Stock deliverable upon repurchase of the Notes to the next whole share. If the Company’s Common Stock has been replaced by Reference Property prior to the Repurchase Date, the number of shares of Common Stock otherwise deliverable on such date will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of our Common Stock would have received in the relevant Merger Event. The Company shall not pay any portion of the Repurchase Price in shares of Common Stock (or Reference Property, if applicable) unless the shares of Common Stock (or Reference Property, if applicable) to be issued and delivered may be publicly resold by holders that are not affiliates of the Company without registration under the Securities Act or if the Company has filed an effective shelf registration statement for the sale of such shares of Common Stock (or Reference Property, if applicable).
     Section 11.02. Repurchase at Option of Noteholders upon a Fundamental Change. (a) If there shall occur a Fundamental Change at any time prior to the Stated Maturity, then each Noteholder shall have the right, at such Holder’s option, to require the Company to repurchase for cash, shares of the Company’s Common Stock or a combination thereof, at the Company’s election, all of such Holder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not later than thirty-five Business Days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including Additional Interest, if any) thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after an Interest Record Date and on or prior to the related Interest Payment Date, in which case interest (including Additional Interest, if any) accrued to the Interest Payment Date will be paid to Holders of the Notes as of the preceding Interest Record Date and the Fundamental Change Repurchase Price payable to the Holder surrendering the Note for repurchase pursuant to this Section 11.02 shall be equal to the principal amount of Notes subject to repurchase and will not include any accrued and unpaid interest (including Additional Interest, if any). Repurchases of Notes under this Section 11.02 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note (Exhibit D hereto) on or prior to the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law; and
     (ii) delivery or book-entry transfer of the Notes to the Paying Agent on or prior to the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 11.02 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
     The Fundamental Change Repurchase Notice shall state:
     (A) if certificated, the certificate numbers of Notes to be delivered for repurchase;
     (B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 11.02 shall be consummated by the payment of the Fundamental Change Repurchase Price pursuant to Section 11.02(f).
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 11.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date in accordance with Section 11.02(e).
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
     (b) On or before the twentieth calendar day after the effective date of a Fundamental Change, the Company shall provide or cause to be provided to all Holders of record of the Notes and the Trustee and the Paying Agent a notice (the “Fundamental Change Company Notice”) of, and issue a press release (and make such press release available on the Company’s website) in respect of, the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. The Company shall also deliver a copy of the Fundamental Change Company Notice to the Trustee, the Paying Agent and the Conversion Agent within five Business Days after the effective date of the Fundamental Change. Each Fundamental Change Company Notice shall specify:
     (i) the events causing the Fundamental Change;
     (ii) the effective date of the Fundamental Change, and if the Fundamental Change is a Make-Whole Fundamental Change, the Effective Date of the Make-Whole Fundamental Change;
     (iii) the last date on which a Holder may exercise the repurchase right pursuant to this Section 11.02;
     (iv) the Fundamental Change Repurchase Price;
     (v) the Fundamental Change Repurchase Date;
     (vi) whether the Company elects to pay the Fundamental Change Repurchase Price in cash, shares of Common Stock or a combination thereof, specifying the percentage or amounts of each; provided, however, that if no election is made by the Company, the Company shall be deemed to have elected to pay the Fundamental Change Repurchase Price in cash;
     (vii) the name and address of the Paying Agent and the Conversion Agent;
     (viii) the applicable Conversion Rate, and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change;
     (ix) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;
     (x) that the Holder must exercise the repurchase right on or prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);
     (xi) that the Holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time; and
     (xii) the procedures that Holders must follow to require the Company to repurchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 11.02.
     (c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders upon a Fundamental Change Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).
     (d) In connection with any purchase of Notes on a Fundamental Change Repurchase Date, the Company will:
     (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other applicable tender offer rules under the Exchange Act, if required under the Exchange Act,

     (ii) file a Schedule TO or any successor or similar schedule, if required under the Exchange Act, and
     (iii) otherwise comply with all applicable federal and state securities laws in connection with any offer by the Company to purchase the Notes.
     Notwithstanding anything to the contrary provided in this Indenture, compliance by the Company with Rule 13e-4, Rule 14e-1 and any other tender offer rule under the Exchange Act in accordance with clause (i) above, to the extent inconsistent with any other provision of this Indenture, will not, standing alone, constitute an Event of Default solely as a result of compliance by the Company with such rules.
     Notwithstanding the foregoing, the Company shall not be required to repurchase the Notes in accordance with this Section 11.02 if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 11.02 and purchases all Notes validly tendered and not withdrawn under such purchase offer. If the third party agrees to purchase the Notes upon a Fundamental Change but does not timely make payment of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Company shall be required to purchase all Notes validly tendered and not withdrawn on the Fundamental Change Repurchase Date.
     (e) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office (as defined in Section 1.01 of the Indenture) of the Paying Agent in accordance with this Section 11.02(e) at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
     (i) the principal amount of the Note with respect to which such notice of withdrawal is being submitted,
     (ii) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note, and
     (iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, Noteholders must comply with appropriate Depositary procedures.
     (f) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) on or prior to 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date an amount of cash sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Fundamental Change Expiration Time) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 11.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 11.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
     (g) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money or securities sufficient to make payment on all the Notes or portions thereof that are to be repurchased as a result of the corresponding Fundamental Change, then (i) such Notes tendered for repurchase and not withdrawn will cease to be outstanding, (ii) interest, including Additional Interest, if any, will cease to accrue on such Notes on the Fundamental Change Repurchase Date, and (iii) all other rights of the Holders with respect to such Notes tendered for repurchase and not withdrawn will terminate on the Fundamental Change Repurchase Date (other than the right to receive the Fundamental Change Repurchase Price, and previously accrued but unpaid interest, including Additional Interest, if any, upon delivery of the Notes), whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent.
     (h) Upon surrender of a Note that is to be repurchased in part pursuant to Section 11.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
     (i) If the Company elects to pay all or a part of the Fundamental Change Repurchase Price in shares of Common Stock, the Company shall deliver to the Paying Agent on or prior to the Fundamental Change Repurchase Date, a number of shares of Common Stock equal to the aggregate Fundamental Change Repurchase Price to be paid in Common Stock divided by the average of the Daily VWAP of the Common Stock for the twenty consecutive Trading Days ending on the Trading Day prior to the Fundamental Change Repurchase Date. The Company shall not issue fractional shares of Common Stock upon repurchase of the Notes. Instead, the Company shall, at its election, either (i) pay cash in lieu of fractional shares based on the Daily VWAP of the Common Stock on the Trading Day prior to the Fundamental Change Repurchase Date or (ii) increase the number of shares of Common Stock deliverable upon repurchase of the Notes to the next whole share. If the Common Stock has been replaced by Reference Property prior to the Fundamental Change Repurchase Date, the number of shares of Common Stock otherwise deliverable on such date will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in the relevant Merger Event. The Company shall not pay any portion of the Fundamental Change Repurchase Price in shares of Common Stock (or Reference Property, if applicable) unless the shares of Common Stock (or Reference Property, if applicable) to be issued and delivered may be publicly resold by holders that are not affiliates of the Company without registration under the Securities Act or if the Company has filed an effective shelf registration statement for the sale of such shares of Common Stock (or Reference Property, if applicable).
ARTICLE 12
Miscellaneous
     Section 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.
     Section 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:
If to the Company:
UAL Corporation
77 W. Wacker Drive
Chicago, Illinois 60601
Attention:
Stephen R. Lieberman, Senior Vice President and Treasurer
With a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attention: William V. Fogg, Esq.
If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Global Corporate Trust
Fax: (312) 827-8542
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.
     Section 12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
     Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
     (a) an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (a) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
     Section 12.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
     Section 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
     Section 12.08. Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or other day on which the Trustee or the banking institutions in New York City are authorized or required by law or executive order to close or be closed. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.
     Section 12.09. Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE

EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     Section 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.
     Section 12.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
     Section 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy of the Indenture is enough to prove this Indenture.
     Section 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     Section 12.14. Severability. If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of the Indenture as a whole.
     Section 12.15. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 12.16. Force Majeure. In no event shall the Trustee be responsible or liable, nor shall the Company be responsible or liable to the Trustee, for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or the Company, as the case may be, shall use reasonable efforts which are consistent with accepted practices to resume performance as soon as practicable under the circumstances.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

UAL CORPORATION
By:	/s/ Kathryn A. Mikells
	Name:	Kathryn A. Mikells
	Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE
By:	/s/ D. G. Donovan
	Name:	D. G. Donovan
	Title:	Vice President

EXHIBIT A
[FORM OF FACE OF NOTE]
     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UAL CORPORATION
6.0% Convertible Senior Note due 2029

No. [__________]	$[__________]
CUSIP No. [__________]
     UAL Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO., or its registered assigns,]1 the principal sum of [   ] Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto,]2 on October 15, 2029, interest thereon as set forth below and Additional Interest in the manner, at the rates and to the Persons set forth in Section 6.07 of the Indenture.
     The Company promises to pay interest on the principal amount of this Note at the rate of 6.0% per annum (subject to increase pursuant to Section 6.07 of the Indenture) from October 7, 2009 until October 15, 2029. The Company will pay interest semi-annually on April 15 and October 15 of each year, commencing on April 15, 2010, to Holders of record at the Close of Business on the preceding April 1 and October 1 (whether or not such day is a Business Day), respectively. Interest on the Note will accrue from the most recent date to which interest has been paid, or, if no interest has been paid on the Note, from October 7, 2009.
     Payment of the principal of and accrued and unpaid interest and Additional Interest, if any, on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York City, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock of the Company on the terms and subject to the limitations set forth in the Indenture. Such further

[1]	Use bracketed language for a Global Note.

[2]	Use bracketed language for a Global Note.

provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

UAL CORPORATION
By:
Name:
Title:

Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A. as Trustee,
certifies that this is one of the Notes described
in the within-named Indenture

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]
UAL CORPORATION
6.0% Convertible Senior Note due 2029
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.0% Convertible Senior Notes due 2029 (the “Notes”), initially limited to the aggregate principal amount of $345,000,000 all issued or to be issued under and pursuant to an Indenture, dated as of October 7, 2009, between the Company and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”), (as such may be amended from time to time, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest, including Additional Interest, if any, on all Notes may be declared, by either the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price, Repurchase Price, Fundamental Change Repurchase Price and the principal amount on the Stated Maturity, as the case may be, to each Holder who surrenders a Note to a Paying Agent to collect such payments and deliveries in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

     Except as expressly provided or in the Indenture, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest, and Additional Interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture if a holder requires any shares of Common Stock to be issued in a name other than such Holder’s name.
     The Notes are subject to redemption, at the Company’s option, in whole or in part, on or after October 15, 2014 at a Redemption Price equal to 100% of the Principal Amount of the Notes to be redeemed plus any accrued and unpaid interest, including any Additional Interest, to, but excluding, the Redemption Date.
     On each of October 15, 2014, October 15, 2019 and October 15, 2024 (each a “Repurchase Date”) or upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash, shares of Common Stock or a combination thereof, at the Company’s option, all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, at a price equal to the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.
     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Stated Maturity, to convert this Note or portion hereof that is $1,000 or an integral multiple thereof, into shares of Common Stock at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
     Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT

TEN ENT – as tenants by the entireties	☐ Custodian ☐
(Cust) (Minor)

JT TEN – as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used
though not in the above list.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE3
UAL CORPORATION
6.0% Convertible Senior Notes due 2029
     The initial principal amount of this Global Note is $345,000,000. The following increases or decreases in this Global Note have been made:

Principal Amount of
	Amount of decrease in	Amount of increase in	this Global Note	Signature of authorized
	Principal Amount of	Principal Amount of	following such	signatory of
Date	this Global Note	this Global Note	decrease or increase	Trustee or Custodian

[3]	For Global Notes only.

EXHIBIT B
[FORM OF NOTICE OF CONVERSION]
To: UAL CORPORATION
     The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock issuable and deliverable upon such conversion and for any fractional shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes, assessments or other governmental charges payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:
Signature(s)
Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.

B-1

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered Holder:
(Name)
(Street Address)
(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all):
$_______,000
NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Social Security or Other Taxpayer Identification Number

B-2

EXHIBIT C
[FORM OF REPURCHASE NOTICE]
To: UAL CORPORATION
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from UAL Corporation (the “Company”) specifying the Repurchase Date and requests and instructs the Company to repay to the registered Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, such Repurchase Date. In the case of Definitive Notes, the certificate numbers of the Notes to be repurchased are as set forth below:
Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

Certificate Numbers (if applicable)

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To: UAL CORPORATION
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from UAL Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. In the case of Definitive Notes, the certificate numbers of the Notes to be repurchased are as set forth below:
Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

Certificate Numbers (if applicable)
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

D-1

EXHIBIT E
[FORM OF ASSIGNMENT AND TRANSFER]
For value received                                          hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                         attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
Dated:
Signature(s)
Signature Guarantee
Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 Notes are to be delivered, other than to and in the name of the registered Holder.
NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

E-1